Exhibit 99.1
PROLOGIS REPORTS GROWTH IN SECOND QUARTER FFO AND EARNINGS PER SHARE
— Solid Operating Property Performance and Continued Strong Development Profits Drive
28.9 Percent Increase in FFO per Share —
Denver, Colo. — July 26, 2007 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported second quarter funds from operations as defined by ProLogis (FFO) of $1.16 per diluted share, up 28.9 percent from $0.90 in the same period in 2006. Net earnings per diluted share were $1.50 for the second quarter of 2007, compared with $0.66 for the same period in 2006.
For the six months ended June 30, 2007, FFO was $2.41 per diluted share, up 33.9 percent from $1.80 in the first six months of 2006. Net earnings per diluted share for the six months ended June 30, 2007, were $2.39, compared with $1.39 in the comparable period of 2006.
“We’re very pleased with the performance of the company during the quarter,” said Jeffrey H. Schwartz, ProLogis chairman and chief executive officer. “We continued to deliver growth through our development activity, increases in rental rates, expansion of our investment management business and complementary acquisitions. Generally, market conditions are in good shape, and the scale, quality and diversification of our global platform, combined with solid execution by teams throughout the world, are driving solid financial results.
“Strong markets for logistics facilities continue to support increasing valuations and above-average development margins,” Schwartz said. “Meanwhile, the supply and demand of modern, well-located distribution centers remain balanced in most markets. This resulted in greater improvement in same-store net operating income than we’ve seen in over seven years and is creating a positive environment for rent growth going forward.”
The company increased full-year guidance for adjusted FFO per share to $3.95 - $4.10 and earnings per share to $3.50 - $3.70. “This increase in FFO is driven by continued strong margins from our development business and, in the case of earnings, a higher level of non-CDFS contributions and dispositions in which we have created substantial value but which is not recognized as FFO,” Schwartz said.
The company’s new guidance does not include incremental, potential FFO of $0.30 - $0.35 per share related to ProLogis’ previously announced acquisition of the shares of Macquarie ProLogis Trust (MPR). This additional FFO would result from the recognition of previously deferred proceeds on contributions to MPR and the gain on contribution of the MPR assets to a new property fund associated with the potential equity conversion by our bridge financing source. The company’s previous guidance was $3.80 - $4.00 in FFO per share and $2.60 - $3.00 in earnings per share.
Acquisition of Dermody Partners/CalSTERS Joint Venture Expands North American Market Presence
On July 12, 2007, ProLogis announced the formation of a new North American property fund to acquire 24.7 million square feet of industrial properties from DP Industrial, a joint venture between Dermody Properties and the California State Teachers Retirement System, for approximately $1.8 billion. “The acquisition expanded our platform in five key U.S. logistics markets and elevates us to the market-leading position in Reno, Las Vegas and Eastern Pennsylvania. These properties are located in markets key to the U.S. logistics infrastructure, and we expect they will experience rent growth that outpaces the national average ,” said Walter C. Rakowich, ProLogis president and chief operating officer. “We also expect to create value as we integrate these assets into our investment management business and enhance returns through active portfolio management and fee income.”
Solid Market Fundamentals Support Increased Expectations for New Development
Rakowich noted that global market conditions remain well balanced. “In North America’s top 30 logistics markets, the pace of net absorption remained healthy at over 32 million square feet,” Rakowich said. “We continue to see brisk activity in Central Europe, with improved market conditions in Western Europe. Markets in both Japan and China also remain strong due to growth in global trade and a shortage of modern logistics space.”
During the second quarter, ProLogis began construction of $687.8 million of new industrial development, including development activity within its joint ventures. The company’s total CDFS asset pipeline stood at $6.02 billion at the end of the quarter, a 12.7 percent increase over December 31, 2006. Of this amount, total expected investment in projects currently under construction is $2.4 billion, while the remaining $3.6 billion of completed developments and repositioned acquisitions were 70 percent leased at quarter end.
“Strong customer demand across our global markets has resulted in both a surge in new build-to-suit activity and in new inventory developments being fully leased shortly after completion,” said Ted R. Antenucci, ProLogis chief investment officer. “This rapid lease up and chronic undersupply in certain key logistics markets supports our confidence in boosting our expected development starts for 2007 to between $3.4 and $3.6 billion, up from our initial plan of $3.0 to $3.3 billion.”
During the quarter, the company signed roughly 6.8 million square feet of new CDFS leases, including those with repeat customers such as: Black & Decker in Reynosa, Mexico; Nokia in Suzhou, China; Wincanton in Warsaw, Poland and Electrolux in both Pennsylvania and Southern California’s Inland Empire. “We continue to leverage our leading global operating platform to accommodate customers’ needs for logistics facility infrastructure to serve global trade,” Antenucci said.
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 6.2 percent (a 6.9 percent increase when straight-lined rents and lease amortization are excluded), driven by 3.2 percent growth in average same-store occupancies and same-store rent growth of 8.3 percent.

•	Maintained strong leasing in the stabilized portfolio of 95.2 percent, compared with 95.4 percent at March 31, 2007.

•	Recycled $858.6 million of capital from CDFS contributions and dispositions during the quarter. Including non-CDFS disposition activity, total dispositions and contributions were $1.3 billion for the quarter.

•	Realized FFO from CDFS transactions of $224.2 million for the quarter, up from $95.3 million in the second quarter of 2006. Year-to-date, post-deferral, post-tax CDFS margins averaged 41.4 percent.

•	Started new developments with a total expected investment of $1.3 billion in the first half, including industrial joint venture developments.

•	Grew ProLogis’ share of FFO from property funds to $33.2 million for the quarter, compared with $25.1 million in the same quarter of 2006, an increase of 32.3 percent.

•	Recognized fee income from property funds for the quarter of $23.9 million, compared with $20.3 million in the same quarter of 2006, an increase of 17.7 percent.

•	Increased total assets owned and under management to $29.9 billion, up from $26.7 billion at December 31, 2006, a year-to-date increase of 12.0 percent.

Copies of ProLogis’ second quarter 2007 supplemental information will be available from the company’s website at http://ir.prologis.com or by request at 800-820-0181. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, July 26, 2007. A replay of the webcast will be available on the company’s website until August 9, 2007. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 105 markets across North America, Europe and Asia. The company has $29.9 billion of assets owned, managed and under development, comprising 446.9 million square feet (41.5 million square meters) in 2,523 properties as of June 30, 2007. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs more than 1,300 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2006.

Investor Relations	Media	Financial Media
Melissa Marsden	Arthur Hodges	Suzanne Dawson
303-567-5622	303-567-5667	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	ahodges@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
Second Quarter 2007
(Unaudited)
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Second Quarter 2007
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2007	2006	% Change	2007	2006	% Change

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$400,104	$168,397	137.6%	$636,195	$351,556	81.0%
Net earnings per diluted share attributable to common shares	$1.50	$0.66	127.3%	$2.39	$1.39	71.9%

FFO and FFO, as adjusted (see Pages 3 and 4 and see definition of FFO on Pages 3a and 3b):
FFO attributable to common shares	$309,905	$228,911	35.4%	$639,618	$454,209	40.8%
Add back:
Merger integration and relocation expenses (1)	—	351		—	2,723

FFO attributable to common shares, as adjusted	$309,905	$229,262	35.2%	$639,618	$456,932	40.0%

FFO per diluted share attributable to common shares	$1.16	$0.90	28.9%	$2.41	$1.79	34.6%
Add back:
Merger integration and relocation expenses (1)	—	—		—	0.01

FFO per diluted share attributable to common shares, as adjusted	$1.16	$0.90	28.9%	$2.41	$1.80	33.9%

EBITDA (see Page 5):
EBITDA	$481,484	$364,654	32.0%	$959,340	$706,532	35.8%

Distributions:
Actual distributions per common share (2)	$0.46	$0.40	15.0%	$0.92	$0.80	15.0%

	June 30,	December 31,
	2007	2006	% Change

Total Assets, net of accumulated depreciation (3) (see Page 6)	$18,104,427	$15,903,525	13.8%

Total Book Assets:
Direct investment	$16,564,297	$14,818,242
Our share of total book assets of unconsolidated investees:
Property funds (see Page 11)	3,274,204	2,838,418
CDFS joint ventures (4)	564,090	339,165
Other unconsolidated investees (4)	147,587	158,008

	3,985,881	3,335,591

Totals	$20,550,178	$18,153,833	13.2%

Assets Owned and Under Management:
Real estate assets owned directly, before depreciation (see Page 6)	$15,147,686	$13,953,999
Assets owned by our unconsolidated investees:
Real estate assets owned by property funds, before depreciation	14,155,254	12,274,270
(weighted ownership interest of 23.0%) (see Page 11)
Real estate assets owned by industrial CDFS joint ventures, before depreciation	223,195	224,980
(weighted ownership interest of 50%) (4)

Investment in non-industrial CDFS joint ventures and other unconsolidated investees (4)	335,803	199,383

Discontinued operations — net assets held for sale (see Page 6)	43,270	56,146

Totals	$29,905,208	$26,708,778	12.0%

The definition of FFO is on Pages 3a and 3b and the definition of EBITDA is on Page 5.
Footnote references are to Pages 7 through 7d.
Supplemental Information Page 1

ProLogis
Second Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Rental income (5)(6)(7)	$272,529	$215,876	$530,606	$440,644
CDFS disposition proceeds (7)(8)(9)(10)(11)	686,715	433,854	1,356,653	738,864
Property management and other fees and incentives (11)(see Page 10 and 10a)	23,937	20,329	45,584	58,897
Development management and other income (8)	6,176	11,258	13,615	15,426

Total revenues	989,357	681,317	1,946,458	1,253,831

Expenses:
Rental expenses (5)(7)	73,705	53,202	139,311	112,236
Cost of CDFS dispositions (7)(8)	476,684	348,552	915,675	586,838
General and administrative (1)(12)	50,503	39,138	100,645	75,298
Depreciation and amortization (7)	74,522	67,943	152,733	138,269
Other expenses (13)	15,068	3,421	17,934	5,947

Total expenses	690,482	512,256	1,326,298	918,588

Operating income	298,875	169,061	620,160	335,243

Other income (expense):
Earnings from unconsolidated property funds (11) (see Page 10 and 10a)	15,804	10,969	34,768	67,414
Earnings from CDFS joint ventures and other unconsolidated investees (4)(8)	1,773	33,904	2,317	37,421
Interest expense (7)(14)	(90,640)	(68,663)	(179,291)	(139,516)
Interest income on notes receivable (8)	2,891	4,286	6,157	9,322
Interest and other income, net	6,844	709	14,752	5,283

Total other income (expense)	(63,328)	(18,795)	(121,297)	(20,076)

Earnings before minority interest	235,547	150,266	498,863	315,167
Minority interest	(723)	(851)	(896)	(1,976)

Earnings before certain net gains	234,824	149,415	497,967	313,191
Gains recognized on dispositions of certain non-CDFS business assets (15)	124,085	—	124,085	13,709
Foreign currency exchange gains, net (16)	22,706	8,569	9,154	7,247

Earnings before income taxes	381,615	157,984	631,206	334,147

Income taxes (17):
Current income tax expense	26,645	27,892	44,745	41,089
Deferred income tax (benefit) expense	(9,503)	5,413	(6,182)	5,582

Total income taxes	17,142	33,305	38,563	46,671

Earnings from continuing operations	364,473	124,679	592,643	287,476
Discontinued operations (7):
Income attributable to disposed properties and assets held for sale	631	5,878	1,601	11,147
Gains recognized on dispositions:
Non-CDFS business assets	27,161	34,223	32,125	50,651
CDFS business assets	14,196	9,971	22,537	14,990

Total discontinued operations	41,988	50,072	56,263	76,788

Net earnings	406,461	174,751	648,906	364,264
Less preferred share dividends	6,357	6,354	12,711	12,708

Net earnings attributable to common shares	$400,104	$168,397	$636,195	$351,556

Footnote references are to Pages 7 through 7d.
Supplemental Information Page 2

ProLogis
Second Quarter 2007
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Weighted average common shares outstanding — Basic	257,086	244,998	255,677	244,642
Weighted average common shares outstanding — Diluted	267,880	255,196	266,723	255,093

Net earnings per share attributable to common shares — Basic:
Continuing operations	$1.40	$0.49	$2.27	$1.13
Discontinued operations	0.16	0.20	0.22	0.31

Net earnings per share attributable to common shares — Basic	$1.56	$0.69	$2.49	$1.44

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$1.34	$0.46	$2.18	$1.09
Discontinued operations	0.16	0.20	0.21	0.30

Net earnings per share attributable to common shares — Diluted	$1.50	$0.66	$2.39	$1.39

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2007	2006	2007	2006

Net earnings attributable to common shares — Basic	$400,104	$168,397	$636,195	$351,556
Minority interest (a)	1,474	851	2,462	1,976

Adjusted net earnings attributable to common shares — Diluted	$401,578	$169,248	$638,657	$353,532

Weighted average common shares outstanding — Basic	257,086	244,998	255,677	244,642
Incremental weighted average effect of conversion of limited partnership units	5,108	5,154	5,124	5,258
Incremental weighted average effect of potentially dilutive instruments (b)	5,686	5,044	5,922	5,193

Weighted average common shares outstanding — Diluted	267,880	255,196	266,723	255,093

Net earnings per share attributable to common shares — Diluted	$1.50	$0.66	$2.39	$1.39

COMMENTS

(a)	Includes only the minority interest related to the convertible limited partnership units.
(b)	Total weighted average potentially dilutive instruments outstanding were 10,283 and 10,858 for the three months ended June 30, 2007 and 2006, respectively, and 10,557 and 10,998 for the six months ended June 30, 2007 and 2006 respectively. Substantially all were dilutive for both periods.

Supplemental Information Page 2a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Revenues:
Rental income (5)	$274,751	$232,429	$537,052	$479,449
CDFS disposition proceeds (7)(8)(9)(10)(11)	792,524	491,540	1,529,951	844,781
Property management and other fees and incentives (11)(see Page 10 and 10a)	23,937	20,329	45,584	58,897
Development management and other income (8)	6,176	11,258	13,615	15,426

Total revenues	1,097,388	755,556	2,126,202	1,398,553

Expenses:
Rental expenses (5)	74,573	61,106	141,948	131,986
Cost of CDFS dispositions (7)(8)	568,297	396,267	1,068,773	677,299
General and administrative (1)(12)	50,503	39,138	100,645	75,298
Depreciation of corporate assets	2,585	1,932	5,291	4,815
Other expenses (13)	15,068	3,421	17,934	5,947

Total expenses	711,026	501,864	1,334,591	895,345

	386,362	253,692	791,611	503,208

Other income (expense):
FFO from unconsolidated property funds (11)(see Page 10 and 10a)	33,249	25,116	63,869	79,047
FFO from CDFS joint ventures and other unconsolidated investees (4)(8)	3,920	35,877	6,056	40,614
Interest expense	(90,640)	(68,903)	(179,291)	(140,390)
Interest income on notes receivable (8)	2,891	4,286	6,157	9,322
Interest and other income, net	6,844	709	14,752	5,283
Foreign currency exchange gains (expenses and losses), net (16)	(2,034)	8,507	(8,222)	8,174
Current income tax expense (17)	(23,607)	(23,168)	(41,707)	(36,365)

Total other income (expense)	(69,377)	(17,576)	(138,386)	(34,315)

FFO	316,985	236,116	653,225	468,893

Less preferred share dividends	6,357	6,354	12,711	12,708
Less minority interest	723	851	896	1,976

FFO attributable to common shares	$309,905	$228,911	$639,618	$454,209

Weighted average common shares outstanding — Basic	257,086	244,998	255,677	244,642
Weighted average common shares outstanding — Diluted	267,880	255,196	266,723	255,093

FFO per share attributable to common shares:
Basic	$1.21	$0.93	$2.50	$1.86

Diluted	$1.16	$0.90	$2.41	$1.79

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Pages 3a and 3b and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Supplemental Information Page 3

ProLogis
Second Quarter 2007
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

FFO attributable to common shares — Basic	$309,905	$228,911	$639,618	$454,209
Minority interest attributable to convertible limited partnership units	1,474	851	2,462	1,976

FFO attributable to common shares — Diluted	$311,379	$229,762	$642,080	$456,185

Merger integration and relocation expenses (1)	—	351	—	2,723

FFO attributable to common shares, as adjusted — Diluted	$311,379	$230,113	$642,080	$458,908

Weighted average common shares outstanding — Basic	257,086	244,998	255,677	244,642
Incremental weighted average effect of conversion of limited partnership units	5,108	5,154	5,124	5,258
Incremental weighted average effect of potentially dilutive instruments	5,686	5,044	5,922	5,193

Weighted average common shares outstanding — Diluted	267,880	255,196	266,723	255,093

FFO per share attributable to common shares — Diluted	$1.16	$0.90	$2.41	$1.79

FFO per share attributable to common shares, as adjusted — Diluted	$1.16	$0.90	$2.41	$1.80

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(a)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(b)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activities and assists in comparing those operating results between periods. We include the gains and losses from dispositions of properties acquired or developed in our CDFS business segment and our proportionate share of the gains and losses from dispositions recognized by the property funds in our definition of FFO.
Supplemental Information Page 3a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Definition of FFO (continued)

At the same time that NAREIT created and defined its FFO concept for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe that financial analysts, potential investors and shareholders who review our operating results are best served by a defined FFO measure that includes other adjustments to GAAP net earnings in addition to those included in the NAREIT defined measure of FFO.

Our defined FFO measure excludes the following items from GAAP net earnings that are not excluded in the NAREIT defined FFO measure:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	certain foreign currency exchange gains and losses resulting from certain debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments utilized to manage our foreign currency risks.
FFO of our unconsolidated investees is calculated on the same basis.

The items that we exclude from GAAP net earnings, while not infrequent or unusual, are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions. Most importantly, the economics underlying the items that we exclude from GAAP net earnings are not the primary drivers in management’s decision-making process and capital investment decisions. Period to period fluctuations in these items can be driven by accounting for short-term factors that are not relevant to long-term investment decisions, long-term capital structures or to long-term tax planning and tax structuring decisions. Accordingly, we believe that investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.

Real estate is a capital-intensive business. Investors’ analyses of the performance of real estate companies tend to be centered on understanding the asset value created by real estate investment decisions and understanding current operating returns that are being generated by those same investment decisions. The adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe that these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments.

While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool. Some of the limitations are:

— The current income tax expenses that are excluded from our defined FFO measure represent taxes that are payable.

— Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of distribution properties are not reflected in FFO.

— Gains or losses from property dispositions represent changes in the value of the disposed properties. FFO, by excluding these gains and losses, does not capture realized changes in the value of disposed properties arising from changes in market conditions.

— The deferred income tax benefits and expenses that are excluded from our defined FFO measure result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measure does not currently reflect any income or expense that may result from such settlement.

— The foreign currency exchange gains and losses that are excluded from our defined FFO measure are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our defined FFO measure is limited in that it does not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.

We compensate for these limitations by using our FFO measure only in conjunction with GAAP net earnings. To further compensate, we always reconcile our defined FFO measure to GAAP net earnings in our financial reports. Additionally, we provide investors with our complete financial statements prepared under GAAP, our definition of FFO, which includes a discussion of the limitations of using our non-GAAP measure, and a reconciliation of our GAAP measure (net earnings) to our non-GAAP measure (FFO, as we define it) so that investors can appropriately incorporate this measure and its limitations into their analyses.
Supplemental Information Page 3b

ProLogis
Second Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$400,104	$168,397	$636,195	$351,556
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	71,937	66,011	147,442	133,454
Adjustments to CDFS dispositions for depreciation	—	—	(2,337)	466
Gains recognized on dispositions of certain non-CDFS business assets (15)	(124,085)	—	(124,085)	(13,709)
Reconciling items attributable to discontinued operations (7):
Gains recognized on dispositions of non-CDFS business assets	(27,161)	(34,223)	(32,125)	(50,651)
Real estate related depreciation and amortization	723	2,531	2,208	7,034

Totals discontinued operations	(26,438)	(31,692)	(29,917)	(43,617)
Our share of reconciling items from unconsolidated investees (18):
Real estate related depreciation and amortization	20,368	16,604	39,209	29,824
Adjustments (gains) on dispositions of non-CDFS business assets	11	(2)	(1,888)	(111)
Other amortization items (19)	(2,040)	(1,537)	(3,949)	(12,132)

Totals unconsolidated investees	18,339	15,065	33,372	17,581

Totals NAREIT defined adjustments	(60,247)	49,384	24,475	94,175

Subtotals-NAREIT defined FFO	339,857	217,781	660,670	445,731

Add (deduct) our defined adjustments:
Foreign currency exchange (gains) losses, net (16)	(24,740)	(62)	(17,376)	927
Current income tax expense (17)	3,038	4,724	3,038	4,724
Deferred income tax (benefit) expense (17)	(9,503)	5,413	(6,182)	5,582
Our share of reconciling items from unconsolidated investees (18):
Foreign currency exchange losses (gains), net	1,156	1,210	(173)	(1,013)
Deferred income tax expense (benefit)	97	(155)	(359)	(1,742)

Totals unconsolidated investees	1,253	1,055	(532)	(2,755)

Totals our defined adjustments	(29,952)	11,130	(21,052)	8,478

FFO attributable to common shares	$309,905	$228,911	$639,618	$454,209

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Pages 3a and 3b.
Footnote references are to Pages 7 through 7d.

Supplemental Information Page 4

ProLogis
Second Quarter 2007
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$400,104	$168,397	$636,195	$351,556
(Deduct) add:
NAREIT defined adjustments to compute FFO	(60,247)	49,384	24,475	94,175
Our defined adjustments to compute FFO	(29,952)	11,130	(21,052)	8,478
Add:
Interest expense	90,640	68,663	179,291	139,516
Depreciation of corporate assets	2,585	1,932	5,291	4,815
Current income tax expense included in FFO (17)	23,607	23,168	41,707	36,365
Adjustments to CDFS gains on dispositions for interest capitalized	9,375	13,354	18,145	19,906
Preferred share dividends	6,357	6,354	12,711	12,708
Reconciling items attributable to discontinued operations	—	240	—	874
Impairment charges (13)	12,600	2,862	12,600	3,560
Share of reconciling items from unconsolidated investees (18)	26,415	19,170	49,977	34,579

EBITDA	$481,484	$364,654	$959,340	$706,532

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7d.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We believe that EBITDA is a useful supplemental measure, although it does not represent net earnings or cash from operating activities that are computed in accordance with GAAP and is not indicative of cash available to fund cash needs, which we present in our Consolidated Statements of Cash Flows and include in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Accordingly, the EBITDA measure presented should not be considered as an alternative to net earnings as an indicator of our operating performance, or as an alternative to cash flows from operating, investing, or financing activities as a measure of liquidity. The EBITDA measure presented may not be comparable to similarly titled measures of other REITs.
EBITDA generally represents net earnings computed in accordance with GAAP adjusted to exclude:
(i)	interest expense;

(ii)	income tax expenses and benefits; and

(iii)	depreciation and amortization expenses.
In our computation of EBITDA the following items are also excluded:
(i)	preferred dividends and charges related to the redemption of preferred shares;

(ii)	the foreign currency exchange gains and losses that are also excluded in our definition of FFO (presented on Pages 3a and 3b);

(iii)	impairment charges; and

(iv)	gains from the dispositions of non-CDFS business assets.
In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the assets contributed and sold). EBITDA of our unconsolidated investees is calculated on the same basis.
Supplemental Information Page 5

ProLogis
Second Quarter 2007
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2007 (3)	2006

Assets:
Investments in real estate assets:
Industrial operating properties	$10,943,909	$10,423,249
Retail operating properties	322,640	305,188
Land subject to ground leases and other	449,738	472,412
Properties under development (including cost of land)	1,087,133	964,842
Land held for development (see Page 8)	2,013,029	1,397,081
Other investments	331,237	391,227

	15,147,686	13,953,999
Less accumulated depreciation	1,291,012	1,280,206

Net investments in real estate assets	13,856,674	12,673,793

Investments in and advances to unconsolidated investees (see Page 8):
Property funds (20)	1,063,671	981,840
CDFS joint ventures and other unconsolidated investees (4)	459,928	317,857

Total investments in and advances to unconsolidated investees	1,523,599	1,299,697

Cash and cash equivalents	942,204	475,791
Accounts and notes receivable	363,933	439,791
Other assets	1,373,903	957,295
Discontinued operations-assets held for sale (7)	44,114	57,158

Total assets	$18,104,427	$15,903,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit (see Page 20)	$2,173,242	$2,462,796
Senior notes and other unsecured debt (see Page 19)	4,719,033	4,445,092
Convertible debt (see Page 19)	1,228,537	-
Secured debt and assessment bonds (see Page 19)	1,442,341	1,478,998
Accounts payable and accrued expenses	620,900	518,651
Other liabilities	685,799	546,129
Discontinued operations-assets held for sale (7)	844	1,012

Total liabilities	10,870,696	9,452,678

Minority interest	70,359	52,268

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25.00 per share	125,000	125,000
Common shares at $.01 par value per share	2,569	2,509
Additional paid-in capital	6,368,396	6,000,119
Accumulated other comprehensive income	222,341	216,922
Retained earnings/(distributions in excess of net earnings) (21)	220,066	(170,971)

Total shareholders’ equity	7,163,372	6,398,579

Total liabilities and shareholders’ equity	$18,104,427	$15,903,525

Footnote references are to Pages 7 through 7d.

Supplemental Information Page 6

ProLogis
Second Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Certain 2006 amounts included in this Supplemental Information package have been reclassified to conform to the 2007 presentation.

(1)	In September 2005, we completed a merger with Catellus Development Corporation and incurred certain costs including merger integration, employee transition costs and severance costs for certain of our employees whose responsibilities became redundant after the merger.

In February 2006, we moved our corporate headquarters, which is located in Denver, to a recently constructed building. Relocation costs included moving, temporary facility costs and accelerated depreciation associated with non-real estate assets whose useful life was shortened due to the relocation. These amounts are included in general and administrative expenses in our Consolidated Financial Statements.

(2)	The annual distribution rate for 2007 is $1.84 per common share. The distribution is declared quarterly and may be adjusted at the discretion of the Board of Trustees.

(3)	In February 2007, we purchased the industrial business and made an investment in the retail business of Parkridge Holdings Limited (“Parkridge”), a European developer. The total purchase price was $1.3 billion, which was financed with $741.2 million in cash, the issuance of 4.8 million shares of our common stock (valued for accounting purposes at $71.01 per share for a total of $339.5 million) and the assumption of $194.9 million of debt and other liabilities. The cash portion of the acquisition was funded with borrowings under our Global Line and a new $600 million senior unsecured facility (see Page 19).

We allocated the purchase price based on estimated fair values and recorded approximately $739.3 million of real estate assets, $156.3 million in investments in CDFS joint ventures and other unconsolidated investees, $58.1 million of cash and other tangible assets and $321.9 million of goodwill and other intangible assets. The allocation of the purchase price was based upon preliminary estimates and assumptions and, accordingly, these allocations are subject to revision when final information is available. Revisions to the fair value allocations, which may be significant, will be recorded as adjustments to the purchase price allocations in subsequent periods and should not have a significant impact on our overall financial position or results of operations.

(4)	We have varying ownership interests in unconsolidated investees. The investees primarily engage in activities similar to our CDFS business segment activities (as discussed in note 8) and own operating properties in China, Europe and North America. We refer to the joint ventures engaged in industrial property development and operation as industrial CDFS joint ventures. In addition, certain of the CDFS joint ventures engage in land, retail and commercial development and operation and we refer to these joint ventures as non-industrial CDFS joint ventures. We have ownership interests in all of the CDFS joint ventures ranging from 15% to 50%. We also have varying ownership interests in other unconsolidated investees that primarily own and operate industrial, office and hotel properties.

(5)	Represents rental income earned and rental expenses incurred while we own a property directly. Under the terms of the respective lease agreements, some or all of our rental expenses are recovered from our customers. Amounts recovered are included as a component of rental income. Rental expenses also include our direct expenses associated with the management of the properties owned by the property funds. For properties that have been contributed to property funds, we recognize our share of the total operations of the property funds under the equity method and present these amounts below operating income in our Consolidated Statements of Earnings and FFO.

(6)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Rental income	$205,250	$165,925	$401,932	$339,334
Rental expense recoveries	56,963	42,684	105,190	85,222
Straight-lined rents	10,316	7,267	23,484	16,088

	$272,529	$215,876	$530,606	$440,644

Supplemental Information Page 7

ProLogis
Second Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(7)	Properties disposed of to third parties are considered to be discontinued operations unless such properties were developed under a pre-sale agreement. During the six months ended June 30, 2007, we disposed of 55 such properties to third parties, four of which were CDFS, as well as land subject to a ground lease.

The operations of the properties disposed of to third parties during 2007 and the aggregate gains recognized upon their dispositions are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. In addition, the operations of 89 properties disposed of during 2006 (15 of which were CDFS business assets) are presented as discontinued operations. As of June 30, 2007 and December 31, 2006, we had 14 properties and 8 properties, respectively, that were classified as held for sale and accordingly, the operations of these properties are included in discontinued operations and the respective assets and liabilities are presented separately in our Consolidated Balance Sheets. Interest expense included in discontinued operations represents interest directly attributable to these properties.

The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Rental income	$2,222	$16,553	$6,446	$38,805
Rental expenses	(868)	(7,904)	(2,637)	(19,750)
Depreciation and amortization	(723)	(2,531)	(2,208)	(7,034)
Interest expense	—	(240)	—	(874)

	$631	$5,878	$1,601	$11,147

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, in the calculation of FFO we include the CDFS disposition proceeds and the cost of CDFS dispositions for all CDFS properties disposed of during the period, including those classified as discontinued operations.

(8)	The CDFS business segment primarily represents the development of properties, the acquisition of properties with the intent to rehabilitate and/or reposition the property before contribution and other land and commercial development activities. It is generally our intent to contribute our CDFS properties to a property fund in which we have an ownership interest and act as manager or sell the properties to a third party. Additionally, we: (i) earn fees for development activities provided on behalf of customers or third parties; (ii) recognize interest income on notes receivable related to previous asset dispositions; (iii) recognize gains or losses on the disposition of land parcels, including land subject to ground leases; and (iv) recognize our proportionate share of the earnings or losses of CDFS joint ventures. We include the income generated in the CDFS business segment in our computation of FFO and EBITDA.

(9)	When we contribute a property to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that we defer is based on our continuing ownership interest in the contributed property that arises due to our ownership interest in the entity acquiring the property. We defer this portion of the proceeds by recognizing a reduction to our investment in the applicable unconsolidated investee. We adjust our proportionate share of the earnings or losses that we recognize under the equity method in later periods to reflect the entity’s depreciation expense as if the depreciation expense was computed on our lower basis in the contributed assets rather than on the entity’s basis in the contributed assets. If a loss results when a property is contributed, the entire loss is recognized when it is known. See note 10 for the amount of cumulative gross proceeds that have not been recognized as of June 30, 2007 and see Page 17 for amounts deferred related to contributions made in the first and second quarters of 2007 and 2006.

When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.
Supplemental Information Page 7a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(10)	As of June 30, 2007, the cumulative gross proceeds that have not been recognized in computing the gains from our contributions of properties to unconsolidated investees (before subsequent amortization) are presented below (in thousands). See note 9.

	Gross Proceeds Not Recognized
	CDFS	Non-CDFS
	Transactions	Transactions	Totals

ProLogis European Properties	$140,708	$9,338	$150,046
ProLogis California LLC	5,394	26,129	31,523
ProLogis North American Properties Fund I	8,265	843	9,108
ProLogis North American Properties Fund V (see note 20)	25,533	2,940	28,473
ProLogis North American Properties Funds VI-X	2,767	—	2,767
ProLogis North American Industrial Fund	63,533	49,010	112,543
ProLogis Japan Properties Fund I	44,819	—	44,819
ProLogis Japan Properties Fund II	85,610	—	85,610
CDFS joint ventures	4,269	—	4,269

Totals	$380,898	$88,260	$469,158

(11)	On January 4, 2006, we purchased the 80% ownership interests in each of ProLogis North American Properties Funds II, III and IV (collectively “Funds II-IV”) from our fund partner. On March 1, 2006, we contributed substantially all of the assets and associated liabilities to the ProLogis North American Industrial Fund, which was formed in February 2006. In connection with these transactions, we recognized the following amounts in the respective financial statement line items, during the first quarter of 2006 (in thousands) after deferral of $17.9 million, due to our continuing ownership interest in the ProLogis North American Industrial Fund:

	Statements of	Statements of
	Earnings	FFO
CDFS disposition proceeds (a)	$12,492	$12,958
Property management and other fees and incentives (b)	$21,958	$21,958
Earnings from unconsolidated property funds (c)	$37,113	$27,916

(a)	Represents the recognition of the proceeds that we had previously deferred as part of CDFS proceeds upon the initial contributions of the properties to Funds II-IV.

(b)	Represents an incentive return we earned due to certain return levels achieved by our fund partner upon the termination of Funds II-IV.

(c)	Represents our proportionate share of the gain on termination recognized by Funds II-IV on a depreciated basis (earnings) and on an undepreciated basis (FFO).

Supplemental Information Page 7b

ProLogis
Second Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(12)	During the first quarter of 2007, we recorded $8.0 million of employee departure costs, including $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to employees whose responsibilities became redundant after the acquisition of Parkridge (see note 3).

(13)	During the second quarter of 2007, we recognized an impairment charge of $12.6 million related to certain properties in our property operations segment.

(14)	The following table presents the components of interest expense (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels due to the acquisition of Parkridge and property acquisitions, as well as our increased development activities, which also accounts for the increase in capitalized interest.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006

Gross interest expense	$117,854	$93,485	$232,876	$189,970
Net premium recognized	(2,592)	(3,473)	(5,687)	(7,106)
Amortization of deferred loan costs	2,862	1,951	5,291	3,358

Interest expense before capitalization	118,124	91,963	232,480	186,222
Less: capitalized amounts	(27,484)	(23,300)	(53,189)	(46,706)

Net interest expense	$90,640	$68,663	$179,291	$139,516

(15)	In addition to contributions of CDFS properties, from time to time, we contribute properties from our property operations segment to unconsolidated property funds in which we have continuing interests through our equity ownership. During the three and six months ended June 30, 2007, we contributed 66 properties to ProLogis North American Industrial Fund. During the six months ended June 30, 2006, we contributed 12 properties to unconsolidated property funds. The gains related to the dispositions of properties from our property operations segment are included in earnings but are not included in our calculation of FFO. See Pages 3a and 3b for our definition of FFO.

(16)	Foreign currency exchange gains and losses that are recognized as a component of net earnings generally result from: (i) remeasurement and/or settlement of certain debt transactions between us and our foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of our investment); (ii) remeasurement and/or settlement of certain third party debt of our foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); and (iii) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. We generally exclude these types of foreign currency exchange gains and losses from our defined FFO measure and also from our computation of EBITDA.

Foreign currency exchange gains and losses that result from transactions (including certain intercompany debt and equity investments) that are settled in a currency other than the reporting entity’s functional currency and from the settlement of derivative financial instruments utilized to manage foreign currency risks are included in our defined FFO measure and in our computation of EBITDA. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.

(17)	Current income tax is generally a function of the level of income recognized by our taxable subsidiaries operating primarily in the CDFS business segment, state income taxes, taxes incurred in foreign jurisdictions and interest associated with our income tax liabilities. Deferred income tax is generally a function of the period’s temporary differences (items that are treated differently for tax purposes than for financial reporting purposes), the utilization of tax net operating losses generated in prior years that had been previously recognized as deferred tax assets and deferred tax liabilities related to indemnification agreements related to contributions to certain property funds.

In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7c

ProLogis
Second Quarter 2007
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(18)	We report our investments in the property funds, CDFS joint ventures and other unconsolidated investees under the equity method. For purposes of calculating FFO and EBITDA, the net earnings of each of our unconsolidated investees is adjusted to be consistent with our calculation of these measures. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.

(19)	Consists primarily of adjustments to the amounts we recognize under the equity method that are necessary to recognize the amount of gains not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the unconsolidated investee acquiring the property. See note 9. In addition, this amount represents the adjustment to the amounts we recognize under the equity method on dispositions made by the unconsolidated investees to reflect the gain on sale on an undepreciated basis for FFO.

(20)	On July 11, 2007, we completed the previously announced acquisition of all of the units in Macquarie ProLogis Trust, an Australian listed property trust (“MPR”). As of June 30, 2007, MPR owned approximately 89% of ProLogis North American Properties Fund V. The total consideration was approximately $2.0 billion consisting of cash in the amount of $1.2 billion and assumed liabilities of $0.8 billion. The cash portion of the transaction was financed primarily with borrowings under a credit agreement (the “Credit Agreement”) among certain subsidiaries of ProLogis and certain lenders and an affiliate of Citigroup USA, Inc (“Citigroup”). The Credit Agreement provides for a $473.1 million term loan and a $646.2 million convertible loan. The term loan matures on the first anniversary of the Credit Agreement, subject to extension at our option. The convertible loan matures on the fifth anniversary of the Credit Agreement and may be converted by Citigroup into equity of one of our subsidiaries at anytime between 21 and 45 days after the date of the Credit Agreement. As a result of this transaction, on July 11, 2007, we own 100% of ProLogis North American Properties Fund V.

(21)	Effective January 1, 2007, we implemented Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109” (“FIN 48”), which resulted in an increase to our income tax liabilities and a reduction to the January 1, 2007 balance of Retained Earnings of $9.3 million.

Supplemental Information Page 7d

ProLogis
Second Quarter 2007
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(in thousands)

	June 30,	December 31,
	2007	2006

Property funds:
ProLogis European Properties	$451,509	$430,761
ProLogis California LLC	110,233	112,915
ProLogis North American Properties Fund I	29,509	30,902
ProLogis North American Properties Fund V (A)	58,892	53,331
ProLogis North American Properties Funds VI-X	115,001	115,837
ProLogis North American Properties Fund XI	31,112	31,871
ProLogis North American Industrial Fund	79,901	72,053
ProLogis Japan Properties Fund I	75,060	87,705
ProLogis Japan Properties Fund II	112,454	46,465

Total property funds	1,063,671	981,840

CDFS joint ventures (see note 3 and 4)	355,417	203,310

Other unconsolidated investees (see note 4)	104,511	114,547

Total investments in and advances to unconsolidated investees	$1,523,599	$1,299,697

Land Owned and Controlled
(dollars in thousands)

	As of June 30, 2007
	Acres	Investment
Direct investment:
Land owned:
North America	5,177	$835,282
Europe	2,976	936,908
Asia	497	240,839

Total land owned (see Page 6)	8,650	$2,013,029

Land controlled (LOI/option) (B):
North America	1,683
Europe	2,962
Asia	576

Total land controlled	5,221

Total Direct Investment	13,871

Unconsolidated investees (owned and controlled):
Property funds:
North America (owned)	44

CDFS joint ventures (C):
North America (owned and controlled)	487
Europe (owned and controlled)	11
Asia (owned and controlled)	65

Total CDFS joint ventures	563

Total unconsolidated investees	607

Total land owned and controlled	14,478

COMMENTS

(A)	On July 11, 2007, we acquired all of the units in MPR, which held an approximate 89% interest in this property fund. See note 20 on Page 7d for further information.

(B)	Costs incurred are included in investments in real estate assets, other investments in our Consolidated Balance Sheets.

(C)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Second Quarter 2007
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)

Income Items
	Second		ProLogis’
	Quarter 2007		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI

Direct owned properties (B)	$209,678	x	100.0%	x 4	$838,712

Property funds — North America (B)	$121,579	x	23.8%	x 4	$115,743

Property funds — Asia (B)	$39,327	x	20.0%	x 4	$31,462

Actual
Second Quarter
2007
Fee income (includes all property funds) (see Page 10)	$23,937
Gains on dispositions of CDFS business assets recognized in FFO	$224,227
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 17)	$66,041
Development management and other income	$6,176

Balance Sheet Items	-as of June 30, 2007

Investment in PEPR (based on the trading price of the units) (C)	$836,986

Discontinued operations - assets held for sale, net of liabilities	$43,270

Investments in unconsolidated investees other than property funds (see Page 8):
CDFS joint ventures	$355,417
Other unconsolidated investees	104,511

Total investments in unconsolidated investees other than property funds	$459,928

Investments in land and development projects:
Development projects in process (see Pages 6 and 18)	$1,087,133
Land held for development (see Pages 6 and 8)	2,013,029

Total investments in land and development projects	$3,100,162

Other assets:
Cash and cash equivalents	$942,204
Deposits, prepaid assets and other tangible assets (D)	899,562
Accounts and notes receivable	363,933
Our share of other tangible assets of property funds (E)	46,459

Total other assets	$2,252,158

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(10,869,852)
Our share of third party debt of property funds (see Page 11) (E)	(1,033,249)
Our share of other third party liabilities of property funds (E)	(32,631)

Total liabilities	(11,935,732)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(12,285,732)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
Second Quarter 2007
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
Comments relate to Page 9.
COMMENTS

(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform and the ProLogis Operating System®.
(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR), for the three months ended June 30, 2007 is as follows (amounts in thousands). PEPR has publicly traded units and therefore, a separate calculation using pro forma NOI is not necessary (see comment C).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
		California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	ProLogis	LLC	Fund I	Fund V (b)	Funds VI - X	Fund XI	Fund	Fund I	Fund II

Calculation of pro forma NOI (a):
Rental income (see Pages 2 and 10)	$272,529	$21,703	$11,206	$41,582	$31,395	$5,291	$30,125	$20,352	$18,829
Straight-lined rents and amortization of lease intangibles (c)	(9,062)	(3)	41	(137)	(730)	5	(163)	70	(784)
Net termination fees and adjustments (d)	(2,074)	—	—	(72)	1	—	23	—	—

Adjusted rental income	261,393	21,700	11,247	41,373	30,666	5,296	29,985	20,422	18,045

Rental expenses (see Pages 2 and 10)	(73,705)	(4,285)	(2,744)	(9,908)	(8,813)	(1,026)	(7,848)	(3,329)	(2,346)
Certain fees paid to ProLogis (e)	—	193	110	390	299	52	303	—	—

Adjusted rental expenses	(73,705)	(4,092)	(2,634)	(9,518)	(8,514)	(974)	(7,545)	(3,329)	(2,346)

Adjusted NOI	187,688	17,608	8,613	31,855	22,152	4,322	22,440	17,093	15,699
Other adjustments (f) (g)	21,990	—	—	—	—	—	14,589	—	6,535

Pro forma NOI	$209,678	$17,608	$8,613	$31,855	$22,152	$4,322	$37,029	$17,093	$22,234

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (c) and (d) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (e) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (f) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (g) below).
(b)	On July 11, 2007, we acquired all of the units in MPR, which held an approximate 89% interest in this property fund. See note 20 on Page 7d for further information.

(c)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(d)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(e)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(f)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at June 30, 2007.

(g)	For ProLogis and the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period and to remove the NOI for properties disposed of during the three-month period, if any. See Page 16.
(C)	At June 30, 2007, the Net Asset Value of our investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on June 30, 2007	47,145
Price per unit at June 30, 2007, in euros (h)	12.95

Total in euros	610,528
Euro to U.S. dollar exchange rate at June 30, 2007	1.3505

Total in U.S. dollars	$824,518
Net amounts owed to us	12,468

Total Net Asset Value at June 30, 2007	$836,986

(h)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	These items are reflected in our Consolidated Balance Sheets as components of other assets and investments in real estate assets - other investments.

(E)	Excludes PEPR. See comment C.
Supplemental Information Page 9a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Property Funds - EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Properties	LLC	Fund I	Fund V (A)	Funds VI - X	Fund XI	Fund	Fund I	Fund II	Total

	For the Three Months Ended June 30, 2007
EBITDA, FFO and net earnings of each property fund:
Rental income	129,834	21,703	11,206	41,582	31,395	5,291	30,125	20,352	18,829	310,317
Rental expenses:
Property management fees paid to us (B)	(945)	(744)	(429)	(1,292)	(1,089)	(217)	(1,183)	—	—	(5,899)
Other	(17,445)	(3,541)	(2,315)	(8,616)	(7,724)	(809)	(6,665)	(3,329)	(2,346)	(52,790)

Total rental expenses	(18,390)	(4,285)	(2,744)	(9,908)	(8,813)	(1,026)	(7,848)	(3,329)	(2,346)	(58,689)

Net operating income from properties	111,444	17,418	8,462	31,674	22,582	4,265	22,277	17,023	16,483	251,628

Other income (expense)	2,088	75	30	43	98	(150)	233	943	(402)	2,958
Asset management and other fees paid to us (B)	(10,317)	(19)	(151)	(271)	(861)	(140)	(5)	(1,189)	(1,131)	(14,084)

EBITDA of the property fund	103,215	17,474	8,341	31,446	21,819	3,975	22,505	16,777	14,950	240,502

Current income tax and other expense	(8,994)	(4)	(84)	(405)	(76)	—	(89)	—	—	(9,652)
Third party interest expense	(39,148)	(5,520)	(4,618)	(13,557)	(12,584)	(808)	(11,855)	(3,137)	(3,941)	(95,168)

FFO of the property fund	55,073	11,950	3,639	17,484	9,159	3,167	10,561	13,640	11,009	135,682

Real estate related depreciation and amortization	(26,942)	(5,382)	(2,833)	(9,564)	(9,393)	(1,793)	(11,322)	(4,555)	(5,610)	(77,394)
Gains (adjustments) on dispositions	—	—	—	—	—	—	—	(56)	—	(56)
Foreign currency exchange loss, net	(4,793)	—	—	—	—	—	—	—	—	(4,793)
Deferred income tax expense	(207)	—	—	—	—	—	—	—	—	(207)

Net earnings (loss) of the property fund	23,131	6,568	806	7,920	(234)	1,374	(761)	9,029	5,399	53,232

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (C)	24.8%	50.0%	41.3%	11.3%	20.0%	20.0%	20.8%	20.0%	20.0%	24.1%

Our share of the property fund’s EBITDA	25,524	8,737	3,445	3,544	4,363	795	4,697	3,355	2,990	57,450
Fees paid to us (D)	11,262	981	699	2,849	2,289	455	2,605	1,187	1,610	23,937
Other (E)	—	(103)	(61)	(36)	(12)	—	(241)	207	192	(54)

EBITDA recognized by us	36,786	9,615	4,083	6,357	6,640	1,250	7,061	4,749	4,792	81,333

Our share of the property fund’s FFO	13,619	5,975	1,503	1,970	1,832	634	2,207	2,728	2,202	32,670
Fees paid to us (D)	11,262	981	699	2,849	2,289	455	2,605	1,187	1,610	23,937
Other (E)	—	(54)	(61)	313	(51)	—	33	207	192	579

FFO recognized by us	24,881	6,902	2,141	5,132	4,070	1,089	4,845	4,122	4,004	57,186

Our share of the property fund’s net earnings	5,754	3,284	333	892	(47)	275	(151)	1,806	1,080	13,226
Fees paid to us (D)	11,262	981	699	2,849	2,289	455	2,605	1,187	1,610	23,937
Other (E)	644	211	35	479	(19)	—	397	390	441	2,578

Net earnings recognized by us	17,660	4,476	1,067	4,220	2,223	730	2,851	3,383	3,131	39,741

	For the Three Months Ended June 30, 2006

EBITDA recognized by us	25,122	9,153	4,263	6,389	6,332	1,257	3,830	6,096	1,387	63,829

FFO recognized by us	17,658	6,396	2,329	5,157	3,769	1,093	2,472	5,371	1,200	45,445

Net earnings recognized by us	11,999	4,131	1,300	4,276	1,980	732	1,336	4,737	807	31,298

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.
COMMENTS

(A)	On July 11, 2007, we acquired all of the units in MPR, which held an approximate 89% interest in this property fund. See note 20 on Page 7d for further information.

(B)	These fees are paid to us on a current basis.

(C)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(D)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(E)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment D and note 9 on Page 7a.
Supplemental Information Page 10

ProLogis
Second Quarter 2007
Unaudited Financial Results
Property Funds - EBITDA, FFO and Net Earnings
(in thousands of dollars, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	Liquidated
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan	Property
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties	Funds
	Properties	LLC	Fund I	Fund V (A)	Funds VI - X	Fund XI	Fund (B)	Fund I	Fund II	(B)	Total

	For the Six Months Ended June 30, 2007

EBITDA, FFO and net earnings of each property fund:
Rental income	240,176	43,162	21,854	83,073	62,606	10,565	58,208	42,400	30,861	—	592,905
Rental expenses:
Property management fees paid to us (C)	(1,823)	(1,477)	(746)	(2,615)	(2,173)	(430)	(2,248)	—	—	—	(11,512)
Other	(31,043)	(6,909)	(4,372)	(16,157)	(15,126)	(1,780)	(12,759)	(6,330)	(3,617)	—	(98,093)

Total rental expenses	(32,866)	(8,386)	(5,118)	(18,772)	(17,299)	(2,210)	(15,007)	(6,330)	(3,617)	—	(109,605)

Net operating income from properties	207,310	34,776	16,736	64,301	45,307	8,355	43,201	36,070	27,244	—	483,300

Other income (expense)	9,301	145	(7)	459	209	(286)	398	433	(1,558)	—	9,094
Asset management and other fees paid to us (C)	(19,070)	(40)	(316)	(487)	(1,759)	(278)	(10)	(2,428)	(1,715)	—	(26,103)

EBITDA of the property fund	197,541	34,881	16,413	64,273	43,757	7,791	43,589	34,075	23,971	—	466,291

Current income tax and other expense	(16,967)	(7)	(100)	(1,050)	(94)	—	(89)	—	—	—	(18,307)
Third party interest expense	(75,231)	(11,120)	(9,237)	(27,363)	(25,174)	(1,618)	(22,403)	(6,336)	(6,508)	—	(184,990)

FFO of the property fund	105,343	23,754	7,076	35,860	18,489	6,173	21,097	27,739	17,463	—	262,994

Real estate related depreciation and amortization	(54,504)	(10,689)	(5,617)	(19,349)	(18,744)	(3,583)	(20,996)	(9,231)	(9,273)	—	(151,986)
Gains on dispositions, net	—	—	—	—	—	—	—	9,437	—	—	9,437
Foreign currency exchange gains, net	784	—	—	—	—	—	—	—	—	—	784
Deferred income tax benefit	2,210	—	—	6	—	—	—	—	—	—	2,216

Net earnings (loss) of the property fund	53,833	13,065	1,459	16,517	(255)	2,590	101	27,945	8,190	—	123,445

Our share of EBITDA, FFO and net earnings of each property fund recognized under the equity method:
Our average ownership interest for the period (D)	24.4%	50.0%	41.3%	11.3%	20.0%	20.0%	20.5%	20.0%	20.0%	20.0%	23.9%

Our share of the property fund’s EBITDA	48,200	17,441	6,779	7,244	8,751	1,558	8,914	6,815	4,794	—	110,496
Fees paid to us (E)	20,893	1,884	1,259	6,021	4,634	889	5,082	2,728	2,194	—	45,584
Other (F)	—	(210)	(104)	(72)	(22)	—	(254)	407	299	—	44

EBITDA recognized by us	69,093	19,115	7,934	13,193	13,363	2,447	13,742	9,950	7,287	—	156,124

Our share of the property fund’s FFO	25,704	11,877	2,922	4,041	3,698	1,235	4,314	5,548	3,493	—	62,832
Fees paid to us (E)	20,893	1,884	1,259	6,021	4,634	889	5,082	2,728	2,194	—	45,584
Other (F)	—	(111)	(104)	552	(100)	—	94	407	299	—	1,037

FFO recognized by us	46,597	13,650	4,077	10,614	8,232	2,124	9,490	8,683	5,986	—	109,453

Our share of the property fund’s net earnings	13,135	6,533	603	1,861	(51)	518	21	5,589	1,638	—	29,847
Fees paid to us (E)	20,893	1,884	1,259	6,021	4,634	889	5,082	2,728	2,194	—	45,584
Other (F)	1,333	422	82	942	(39)	—	749	772	660	—	4,921

Net earnings recognized by us	35,361	8,839	1,944	8,824	4,544	1,407	5,852	9,089	4,492	—	80,352

	For the Six Months Ended June 30, 2006
EBITDA recognized by us	48,971	18,147	8,265	12,416	12,516	2,320	5,010	11,267	3,092	50,134	172,138

FFO recognized by us	35,439	12,683	4,423	10,040	7,391	1,992	3,242	9,866	2,831	50,037	137,944

Net earnings recognized by us	30,597	8,106	2,382	8,304	3,634	1,266	1,891	8,625	2,223	59,283	126,311

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5. Our definition of FFO is presented on Pages 3a and 3b and our definition of EBITDA is presented on Page 5.
COMMENTS

(A)	On July 11, 2007, we acquired all of the units in MPR, which held an approximate 89% interest in this property fund. See note 20 on Page 7d for further information.

(B)	On January 4, 2006, we purchased the 80% ownership interests in ProLogis North American Properties Funds II, III and IV from our fund partner. On March 1, 2006, we contributed substantially all of these properties into the ProLogis North American Industrial Fund, which was formed in February 2006. See note 11 on Page 7b for further information.

(C)	These fees are paid to us on a current basis.

(D)	The total average ownership is weighted based on each entity’s contribution to the total FFO for the period presented.

(E)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing the amount of the capitalized fees that the property fund includes in amortization or depreciation expense when we recognize our share of the earnings and/or loss of the property fund under the equity method. For FFO and EBITDA, the deferred fees are not recognized unless the underlying asset is sold to a third party by the property fund.

(F)	Consists primarily of adjustments to the amounts that we recognize under the equity method that are necessary to recognize the amount of the gains that were not recognized at the contribution date due to the deferral of certain proceeds based on our ownership interest in the property fund acquiring the property. See comment E and note 9 on Page 7a.
Supplemental Information Page 10a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Property Funds — Balance Sheets as of June 30, 2007
(in thousands, except percentages)

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	ProLogis	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	Japan
	European	California	Properties	Properties	Properties	Properties	Industrial	Properties	Properties
	Properties	LLC	Fund I	Fund V (A)	Funds VI -X	Fund XI	Fund	Fund I	Fund II	Total

Selected Balance Sheet Items of the Property Funds:

Operating properties, before depreciation	$5,206,548	$696,694	$381,731	$1,534,724	$1,510,380	$230,575	$1,996,947	$1,122,085	$1,475,570	$14,155,254

Other assets, net of other liabilities	$84,842	$15,747	$6,683	$(51,596)	$41,401	$11,411	$52,996	$(36,423)	$(64,653)	$60,408

Total assets, before depreciation, net of other liabilities	$5,291,390	$712,441	$388,414	$1,483,128	$1,551,781	$241,986	$2,049,943	$1,085,662	$1,410,917	$14,215,662

Third party debt	$2,876,669	$322,465	$242,304	$828,300	$904,129	$65,858	$1,207,462	$503,323	$674,728	$7,625,238

Our ownership interest (B)	24.8%	50.0%	41.3%	11.3%	20.0%	20.0%	20.6%	20.0%	20.0%	23.0%

Our share of third party debt	$711,976	$161,233	$100,072	$93,598	$180,826	$13,172	$248,737	$100,665	$134,946	$1,745,225

Our share of total assets, before depreciation, net of other liabilities	$1,309,619	$356,221	$160,415	$167,593	$310,356	$48,397	$422,288	$217,132	$282,183	$3,274,204

COMMENT

(A)	On July 11, 2007, we acquired all of the units in MPR, which held an approximate 89% interest in this property fund. See note 20 on Page 7d for further information.

(B)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Second Quarter 2007
Unaudited Financial Results
Portfolio Analysis
By Ownership
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
Industrial Portfolio:
Direct Investment:
North America	161,121	$8,047,582	94.44%	94.14%
Europe	16,411	1,291,960	85.97%	86.23%
Asia	3,208	148,586	95.83%	100.00%

Total Direct Investment — Stabilized	180,740	9,488,128	93.69%	93.88%

CDFS Joint Ventures (C):
North America	785	26,993	72.06%	100.00%
Asia	4,176	129,280	93.30%	96.11%

Total CDFS joint ventures	4,961	156,273	89.94%	96.86%

Property Funds (C):
ProLogis California LLC	14,211	696,694	99.67%	99.01%
ProLogis North American Properties Fund I	9,406	381,731	95.07%	95.52%
ProLogis North American Properties Fund V	36,106	1,534,724	95.14%	97.59%
ProLogis North American Properties Fund VI-X	25,397	1,510,380	91.50%	90.35%
ProLogis North American Properties Fund XI	4,315	230,575	99.59%	98.78%
ProLogis North American Industrial Fund	35,673	1,996,947	98.88%	98.48%
ProLogis European Properties	61,983	5,206,548	96.94%	96.90%
ProLogis Japan Properties Fund I	7,118	1,122,085	99.43%	99.45%
ProLogis Japan Properties Fund II	10,110	1,475,570	99.93%	99.86%

Total Property Funds	204,319	14,155,254	96.68%	96.63%

Total Industrial Stabilized Portfolio	390,020	$23,799,655	95.21%	95.26%
Total Retail Stabilized Portfolio	1,045	288,851	96.73%	98.90%

Total Stabilized Portfolio	391,065	$24,088,506	95.21%	95.27%

Total Operating Portfolio (D):
Industrial Portfolio:
Direct Investment:
North America	168,026	$8,305,314	92.20%	91.58%
Europe	26,388	2,025,413	66.53%	59.81%
Asia	8,102	613,182	65.22%	94.77%

Total Direct Investment — Total Portfolio	202,516	10,943,909	87.77%	88.85%

CDFS Joint Ventures (C):
North America	785	26,993	72.06%	61.84%
Asia	4,176	129,280	93.30%	95.42%

Total CDFS joint ventures	4,961	156,273	89.94%	87.37%

Property Funds (C):
ProLogis California LLC	14,211	696,694	99.67%	99.01%
ProLogis North American Properties Fund I	9,406	381,731	95.07%	95.52%
ProLogis North American Properties Fund V	36,106	1,534,724	95.14%	97.59%
ProLogis North American Properties Fund VI-X	25,397	1,510,380	91.50%	90.35%
ProLogis North American Properties Fund XI	4,315	230,575	99.59%	98.78%
ProLogis North American Industrial Fund	35,673	1,996,947	98.88%	98.48%
ProLogis European Properties	61,983	5,206,548	96.94%	96.90%
ProLogis Japan Properties Fund I	7,118	1,122,085	99.43%	99.45%
ProLogis Japan Properties Fund II	10,110	1,475,570	99.93%	99.86%

Total Property Funds	204,319	14,155,254	96.68%	96.63%

Total Industrial Portfolio	411,796	$25,255,436	92.22%	92.44%
Total Retail Portfolio	1,232	322,640	93.38%	97.62%

Total Operating Portfolio	413,028	$25,578,076	92.22%	92.46%

COMMENTS

(A)	At December 31, 2006, the stabilized portfolio consisted of 371,095 square feet and the total operating portfolio consisted of 391,421 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The investment amount represents the CDFS industrial joint venture’s/property fund’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12

ProLogis
Second Quarter 2007
Unaudited Financial Results
Portfolio Analysis (Continued)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2007	2006 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	149,480	$7,651,162	94.99%	94.24%
CDFS properties — repositioned acquisitions	5,757	319,988	84.75%	91.84%
CDFS properties — completed developments	6,929	365,283	90.98%	95.19%

Total Direct Investment — North America	162,166	8,336,433	94.46%	94.16%

CDFS joint ventures (C)	785	26,993	72.06%	100.00%
Property Funds (C)	125,108	6,351,051	96.13%	96.15%

Total North America Stabilized Portfolio	288,059	14,714,477	95.12%	94.96%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	5,998	461,852	86.72%	89.86%
CDFS properties — completed developments	10,413	830,108	85.55%	85.47%

Total Direct Investment — Europe	16,411	1,291,960	85.97%	86.23%

Property Fund (C)	61,983	5,206,548	96.94%	96.90%

Total Europe Stabilized Portfolio	78,394	6,498,508	94.64%	95.40%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	1,739	99,816	92.30%	100.00%
CDFS properties — completed developments	1,469	48,770	100.00%	100.00%

Total Direct Investment — Asia	3,208	148,586	95.83%	100.00%

CDFS joint ventures (C)	4,176	129,280	93.30%	96.11%
Property Funds (C)	17,228	2,597,655	99.72%	99.62%

Total Asia Stabilized Portfolio	24,612	2,875,521	98.13%	99.13%

Total Stabilized Portfolio	391,065	$24,088,506	95.21%	95.27%

Operating Portfolio (D):
North America:
Total North America Stabilized Properties	288,059	$14,714,477	95.12%	94.96%
Prestabilized Properties
Operating properties	2,280	77,618	62.49%	68.47%
CDFS properties — repositioned acquisitions	603	17,920	4.48%	25.05%
CDFS properties — completed developments	4,209	195,983	34.31%	38.73%

Total Prestabilized Properties — North America	7,092	291,521	40.83%	34.95%

Total North America Operating Portfolio	295,151	15,005,998	93.81%	93.21%

Europe:
Total Europe Stabilized Properties	78,394	6,498,508	94.64%	95.40%
Prestabilized Properties
CDFS properties — repositioned acquisitions	1,980	144,010	43.35%	10.13%
CDFS properties — completed developments	7,997	589,443	32.35%	35.15%

Total Prestabilized Properties — Europe	9,977	733,453	34.53%	31.13%

Total Europe Operating Portfolio	88,371	7,231,961	87.85%	88.04%

Asia:
Total Asia Stabilized Properties	24,612	2,875,521	98.13%	99.13%
Prestabilized Properties
CDFS properties — completed developments	4,894	464,596	45.16%	87.27%
Total Prestabilized Properties — Asia	4,894	464,596	45.16%	86.41%

Total Asia Operating Portfolio	29,506	3,340,117	89.35%	97.46%

Total Operating Portfolio	413,028	$25,578,076	92.22%	92.46%

Comments are on Page 12.

Supplemental Information Page 12a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	16,611	$67,696	8.19%
2008	27,127	121,604	14.71%
2009	29,457	124,278	15.04%
2010	24,188	110,733	13.40%
2011	25,801	119,940	14.51%
2012	20,160	110,063	13.32%
2013	5,659	28,359	3.43%
2014	8,614	40,407	4.89%
2015	2,144	14,020	1.70%
2016	6,396	33,834	4.09%
2017	3,450	25,178	3.05%
Thereafter	3,393	30,414	3.67%

Totals	173,000	$826,526	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2007 (C)	14,180	$71,339	6.12%
2008	23,044	104,457	8.97%
2009	25,880	129,548	11.13%
2010	22,077	122,836	10.54%
2011	23,638	118,438	10.17%
2012	17,312	98,878	8.49%
2013	11,420	68,189	5.85%
2014	11,757	78,289	6.72%
2015	15,028	103,022	8.84%
2016	17,378	112,686	9.67%
2017	4,843	35,316	3.03%
Thereafter	13,556	121,981	10.47%

Totals	200,113	$1,164,979	100.00%

COMMENTS (square feet in thousands)

(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of June 30, 2007, the weighted average base rent per square foot was $4.53 (direct investment) and $5.69 (property funds and industrial CDFS joint ventures).

(C)	Includes amounts leased on a month-to-month basis of 3,470 square feet (direct investment) and 1,539 square feet (property funds and industrial CDFS joint ventures).
Supplemental Information Page 13

ProLogis
Second Quarter 2007
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)(B)

		Percentage of
		Annualized	Number
Rank	Customer Name	Base Rent (C)	of Leases

1	Deutsche Post AG (DHL)	3.71%	84
2	Hitachi, Ltd.	1.53%	18
3	CEVA Logistics	1.52%	17
4	Home Depot, Inc	1.22%	20
5	NYK Group	1.19%	17
6	Unilever	1.08%	7
7	Nippon Express Group	1.07%	18
8	NOL Group (Neptune Orient Lines)	0.95%	18
9	Kuehne & Nagel	0.91%	20
10	Wincanton Logistics	0.86%	15
11	Geodis	0.82%	14
12	ASKUL Corporation	0.79%	3
13	Sears Holdings Corporation	0.70%	13
14	Wal-Mart Stores, Inc.	0.68%	6
15	Sanyo Electric, Ltd.	0.68%	5
16	Procter & Gamble	0.68%	9
17	Kraft Foods, Inc.	0.67%	8
18	FedEx Corporation	0.63%	19
19	PepsiCo	0.62%	12
20	ID Logistics France	0.57%	8
21	Amazon.Com, Inc.	0.54%	5
22	Whirlpool Corporation	0.53%	8
23	FM Logistic	0.52%	6
24	PSA Peugeot Citroën	0.51%	9
25	Shinkai Group	0.51%	8

	Total	23.49%(D)	367

COMMENTS (square feet in thousands)

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	As of June 30, 2007, including property funds and industrial CDFS joint ventures, we had 341 Focus 500 Customers (targeted users of distribution space). These customers lease 208,378 square feet of distribution space representing 50.6% of the total industrial operating portfolio as of June 30, 2007.

(C)	Percentage is based on the annualized collected base rents as of June 30, 2007.

(D)	When considering only our direct investment properties, the top 25 customers represented 21.68% of our total annualized collected base rents as of June 30, 2007.
Supplemental Information Page 13a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Leasing Activity (A)

							Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

		(in thousands)	(in thousands)		(in thousands)
First Quarter	467	23,045	17,298	$1.03	16,441	6.3%	75.0%
Second Quarter	494	26,192	17,820	$1.43	15,683	8.2%	70.9%

Year to Date	961	49,237	35,118	$1.23	32,124	7.2%	72.3%
Actual Capital Expenditures
For the Six Months Ended June 30, 2007
(in thousands, except for percentages)

	Recurring				Our Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Maintenance	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$16,210	$21,597	$9,230	$47,037	100.0%	$47,037
ProLogis European Properties	2,737	1,994	400	5,131	24.4%	1,252
ProLogis California LLC	880	657	649	2,186	50.0%	1,093
ProLogis North American Properties Fund I	207	581	415	1,203	41.3%	497
ProLogis North American Properties Fund V	1,096	1,587	1,848	4,531	11.3%	511
ProLogis North American Properties Fund VI-X	847	3,033	2,401	6,281	20.0%	1,256
ProLogis North American Properties Fund XI	28	225	248	501	20.0%	100
ProLogis North American Industrial Fund	382	1,076	2,002	3,460	20.5%	708
ProLogis Japan I	62	—	—	62	20.0%	12
ProLogis Japan II	264	—	—	264	20.0%	53

	$22,713	$30,750	$17,193	$70,656		$52,519

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by us. Excludes leasing activity and rent growth for space in properties acquired, until we have leased the space.
Supplemental Information Page 14

ProLogis
Second Quarter 2007
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage			Net	Adjusted Net
	of Same Store	Rental	Rental	Operating	Operating	Average	Rent Growth
	Population	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)
	(in thousands)
First Quarter	341,662	+ 4.94%	+ 2.51%	+ 5.62%	+ 6.40%	+ 3.61%	+ 6.90%
Second Quarter	338,738	+8.22%	+15.79%	+6.16%	+6.94%	+ 3.15%	+ 8.26%

Year to Date	338,738	+6.58%	+9.06%	+5.89%	+6.67%	+3.36%	+7.80%

COMMENTS (in thousands)

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current year and the prior year and that were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population for the current quarter and the corresponding quarter of the prior year but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset that has been previously recognized, if any. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees and adjustments removed from rental income were $2,714 and $1,640 for the three months ended June 30, 2007 and 2006, respectively and $2,276 and $3,507 for the six months ended June 30, 2007 and 2006, respectively.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	In computing the percentage change in net operating income, we compute net operating income as the difference between rental income computed as described in comment B and rental expenses computed as described in comment C.

(E)	To derive adjusted net operating income, we adjust the net operating income computed as described in comment D to exclude the amount of straight-lined rents and adjustments for lease amortization recognized in each period. Lease amortization is associated with intangible assets resulting from acquisitions of operating properties that have leases in place with rental rates above or below market rates at the date of the acquisition. These above/below market leases are amortized over the remaining lease term as an adjustment to rental revenue. The straight-lined rents and amortization removed from rental income were $1,886 and $4,343 for the three months ended June 30, 2007 and 2006, respectively and $6,077 and $10,812 for the six months ended June 30, 2007 and 2006, respectively.

(F)	Represents the weighted average rent growth associated with leasing activity for space that has been previously leased by us and/or the property funds. Excludes leasing activity and rent growth for space in properties acquired until we have leased the space.
Supplemental Information Page 15

ProLogis
Second Quarter 2007
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

	Three Months Ended
	June 30,	March 31,	Year
	2007	2007	to Date

Acquisitions from third parties:
Operating properties acquired by us:
Square feet	1,265	7,672	8,937
Total expected investment of assets acquired ($)	57,865	647,029	704,894
Percentage leased as of 6/30/07	25.54%	91.58%	82.30%

Operating properties acquired by property funds:
Square feet	2,572	—	2,572
Total expected investment of assets acquired ($)	194,006	—	194,006
Percentage leased as of 6/30/07	100.00%	—	100.00%

Dispositions:
Direct dispositions:
CDFS completed developments:
Contributions to property funds:
Square feet	4,575	5,706	10,281
Net sales proceeds ($)	610,631	598,048	1,208,679

Dispositions to third parties:
Square feet	434	80	514
Net sales proceeds ($)	105,914	19,730	125,644

CDFS repositioned acquisitions:
Contributions to property funds:
Square feet	2,532	—	2,532
Net sales proceeds ($)	128,790	—	128,790

Dispositions to third parties:
Square feet	—	—	—
Net sales proceeds ($)	—	—	—

Land dispositions:
Net sales proceeds ($)	13,230	164,344	177,574

Total CDFS assets (see Page 17):
Square feet	7,541	5,786	13,327
Net sales proceeds ($)	858,565	782,122	1,640,687

Percentage of CDFS proceeds generated by contributions to property funds	86.1%	76.5%	81.5%

Non-CDFS assets:
Contributions to property funds:
Square feet	7,448	—	7,448
Net sales proceeds ($)	364,974	—	364,974

Dispositions to third parties:
Square feet	4,687	426	5,113
Net sales proceeds ($)	117,506	48,694	166,200

Total all dispositions:
Square feet	19,676	6,212	25,888
Net sales proceeds ($)	1,341,045	830,816	2,171,861

Direct dispositions by property funds:
Square feet	—	306	306
Net sales proceeds ($)	—	30,145	30,145

Supplemental Information Page 16

ProLogis
Second Quarter 2007
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

		Three Months Ended
		June 30,	March 31,	Year
		2007	2007	to Date

Square feet of leases signed on CDFS properties (A)		6,788	6,063	12,851
Square feet of leases signed on CDFS properties to repeat customers		3,086	2,237	5,323
Percentage to repeat customers		45.5%	36.9%	41.4%

2007 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended			Percentage

	June 30,	March 31,	Year	of Total
Region	2007	2007	to Date	Proceeds

North America:
Central	$—	$25,462	$25,462	1.54%
Midwest	87,685	18,226	105,911	6.46%
Pacific	233,588	140,037	373,625	22.77%
Southeast	7,590	9,885	17,475	1.07%
Canada	3,245	—	3,245	0.20%

	332,108	193,610	525,718	32.04%

Europe:
Southern Europe	—	85,825	85,825	5.23%
Northern Europe	—	144,523	144,523	8.81%
Central Europe	—	37,344	37,344	2.28%
United Kingdom	111,359	18,297	129,656	7.90%

	111,359	285,989	397,348	24.22%

Asia:
Japan	415,098	302,523	717,621	43.74%

	415,098	302,523	717,621	43.74%

Net sales proceeds on transactions before deferrals and recapture	858,565	782,122	1,640,687	100.00%

Less: amounts not recognized (B)	(66,041)	(44,695)	(110,736)
Add: deferred proceeds recapture	—	—	—

Total CDFS proceeds	$792,524	$737,427	$1,529,951

2006 Total CDFS Proceeds

		Three Months Ended
		June 30,	March 31,	Year
		2006	2006	to Date

Net sales proceeds on transactions before deferrals and recapture		500,280	363,551	$863,831
Less: amounts not recognized (B)		(10,317)	(23,608)	(33,925)
Add: deferred proceeds recapture		1,577	13,298	14,875

Total CDFS proceeds		$491,540	$353,241	$844,781

COMMENTS
(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution. The amount of the proceeds that cannot be recognized relates to our continuing ownership interest in the contributed property through our ownership in the property fund. See notes 9 and 10 on Pages 7a and 7b.
Supplemental Information Page 17

ProLogis
Second Quarter 2007
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	June 30, 2007
	Square
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	6,360	$337,908	77.14%
CDFS properties — completed developments	11,138	561,266	69.56%

Total CDFS Operating Properties — North America	17,498	899,174	72.32%

Europe:
CDFS properties — repositioned acquisitions (D)	7,978	605,862	75.95%
CDFS properties — completed developments	18,410	1,419,551	62.44%

Total CDFS Operating Properties — Europe	26,388	2,025,413	66.53%

Asia:
CDFS properties — repositioned acquisitions	1,739	99,816	92.30%
CDFS properties — completed developments	6,363	513,366	57.82%

Total CDFS Operating Properties — Asia	8,102	613,182	65.22%

Total Acquired and Developed Properties (see Page 12a)	51,988	3,537,769	68.27%

Properties Under Development — Direct Owned (B):
North America	9,762	534,256	12.99%
Europe	12,634	995,251	24.67%
Asia	9,825	843,193	20.08%

Total Properties Under Development (see Page 18a)	32,221	2,372,700	19.73%

Total CDFS Asset Pipeline — Direct Owned	84,209	$5,910,469	49.70%

Completed Properties — CDFS Joint Ventures (E):
North America	785	$13,496	72.06%
Asia	4,176	64,640	93.30%

Total Completed Properties — CDFS Joint Ventures	4,961	78,136	89.94%

Properties Under Development — CDFS Joint Ventures (E):
North America	1,307	24,472	0.00%
Asia	359	7,866	30.34%

Total Properties Under Development — CDFS Joint Ventures (see Page 18b)	1,666	32,338	6.54%

Total CDFS Asset Pipeline — CDFS Joint Ventures	6,627	$110,474	68.96%

Total CDFS Asset Pipeline (F)	90,836	$6,020,943	51.11%

CDFS Assets By Geographic Area (B)
	June 30, 2007

	Square
	Feet	Investment (A)	Leased

North America	29,352	$1,471,398	49.36%
Europe	39,022	3,020,664	52.98%
Asia	22,462	1,528,881	50.14%

Total CDFS Asset Pipeline (F)	90,836	$6,020,943	51.11%

COMMENTS

(A)	For operating properties represents current investment; for properties under development represents total expected investment.
(B)	Includes industrial and retail properties.
(C)	Repositioned acquisitions in North America include a portfolio of industrial properties in Mexico that we acquired with the intent to contribute to a property fund at or slightly above our cost. The portfolio was acquired in June 2006, aggregated 3.5 million square feet and has a total investment of approximately $200.0 million.
(D)	Repositioned acquisitions in Europe include a portfolio of industrial properties in Central Europe that we acquired with the intent to contribute to a property fund at or slightly above our cost. The portfolio was acquired in February 2007, aggregated 5.6 million square feet and has a total investment of approximately $483.0 million.
(E)	Represents 100% of the square footage and our proportionate share of the investment in industrial properties under development in CDFS joint ventures in which we have a weighted average 50% ownership interest.
(F)	Includes 100% of the properties owned directly. Also includes 100% of the square footage and our proportionate share of the investment in industrial properties under development in the CDFS joint ventures.

Supplemental Information Page 17a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated Industrial CDFS Joint Ventures
(in thousands, except for costs per square foot and percentages)

	Year to date	June 30,	March 31,
	2007	2007	2007

Development Starts:
ProLogis (A)
Square feet	16,510	8,524	7,986
Total expected investment ($)	1,254,466	656,181	598,285
Cost per square foot ($)	75.98	76.98	74.92
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B) Square feet	1,307	947	360
Total expected investment ($)	48,945	31,630	17,315
Cost per square foot ($)	37.45	33.40	48.10
Total:
Square feet	17,817	9,471	8,346
Total expected investment ($)	1,303,411	687,811	615,600
Cost per square foot ($)	73.16	72.62	73.76

Development Completions:
ProLogis (A) Square feet	15,319	8,437	6,882
Total expected investment ($)	1,194,914	679,920	514,994
Cost per square foot ($)	78.00	80.59	74.83
Leased percentage as of 6/30/07	45.64%	37.80%	55.26%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B)
Square feet	—	—	—
Total expected investment ($)	—	—	—
Cost per square foot ($)	—	—	—
Leased percentage at completion (B)	—	—	—
Leased percentage as of 6/30/07	—	—	—
Total:
Square feet	15,319	8,437	6,882
Total expected investment ($)	1,194,914	679,920	514,994
Cost per square foot ($)	78.00	80.59	74.83
Leased percentage as of 6/30/07	45.64%	37.80%	55.26%

Under Development as of End of Period:
ProLogis (A)
Square feet		32,221	32,602
Total expected investment ($)		2,372,700	2,384,938
Cost per square foot ($)		73.65	73.16
Leased percentage as of 6/30/07		19.73%
ProLogis Unconsolidated Industrial CDFS Joint Ventures (B)
Square feet		1,666	869
Total expected investment ($)		64,676	40,124
Cost per square foot ($)		38.82	46.17
Leased percentage as of 6/30/07		6.53%
Total:
Square feet		33,887	33,471
Total expected investment ($)		2,437,376	2,425,062
Cost per square foot ($)		71.93	72.45
Leased percentage as of 6/30/07		19.08%
COMMENTS (square feet in thousands)

(A)	Detailed information is provided on Page 18a.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%. Detailed information is provided on Page 18b.
Supplemental Information Page 18

ProLogis
Second Quarter 2007
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for costs per square foot and percentages)

	June 30,	March 31,	December 31,	September 30,
	2007	2007	2006	2006

Development Starts:
North America:
Square feet	1,798	1,141	4,922	1,349
Total expected investment ($)	80,712	71,066	265,613	79,777
Cost per square foot ($)	44.89	62.28	53.96	59.14
Europe:
Square feet	4,807	2,863	5,542	2,047
Total expected investment ($)	333,113	224,881	390,945	197,132
Cost per square foot ($)	69.30	78.55	70.54	96.30
Asia:
Square feet	1,919	3,982	1,304	460
Total expected investment ($)	242,356	302,338	123,264	66,273
Cost per square foot ($)	126.29	75.93	94.53	144.07
Total:
Square feet	8,524	7,986	11,768	3,856
Total expected investment ($)	656,181	598,285	779,822	343,182
Cost per square foot ($)	76.98	74.92	66.27	89.00

Development Completions:
North America:
Square feet	2,842	2,000	1,825	1,166
Total expected investment ($)	127,332	101,216	144,257	81,447
Cost per square foot ($)	44.80	50.61	79.04	69.85
Leased percentage at completion (B)	52.96%	12.44%	26.65%	66.27%
Leased percentage as of 6/30/07		37.34%	66.15%	92.69%
Europe:
Square feet	3,398	2,952	3,702	3,437
Total expected investment ($)	278,596	232,346	260,500	276,992
Cost per square foot ($)	81.99	78.71	70.37	80.59
Leased percentage at completion (B)	37.83%	53.42%	38.47%	59.31%
Leased percentage as of 6/30/07		62.10%	55.93%	72.01%
Asia:
Square feet	2,197	1,930	1,772	1,600
Total expected investment ($)	273,992	181,432	204,016	163,214
Cost per square foot ($)	124.71	94.01	115.13	102.01
Leased percentage at completion (B)	18.20%	63.24%	85.53%	94.49%
Leased percentage as of 6/30/07		63.24%	90.20%	100.00%
Total:
Square feet	8,437	6,882	7,299	6,203
Total expected investment ($)	679,920	514,994	608,773	521,653
Cost per square foot ($)	80.59	74.83	83.40	84.10
Leased percentage at completion (B)	37.80%	44.26%	47.13%	68.95%
Leased percentage as of 6/30/07		55.26%	67.02%	81.93%

Under Development as of End of Period:
North America:
Square feet	9,762	10,806	11,657	8,560
Total expected investment ($)	534,256	573,236	597,888	475,054
Cost per square foot ($)	54.73	53.05	51.29	55.50
Leased percentage as of 6/30/07	12.99%
Europe:
Square feet	12,634	11,693	10,330	8,570
Total expected investment ($)	995,251	937,829	843,959	677,795
Cost per square foot ($)	78.78	80.20	81.70	79.09
Leased percentage as of 6/30/07	24.67%
Asia:
Square feet	9,825	10,103	8,051	7,537
Total expected investment ($)	843,193	873,873	748,542	826,593
Cost per square foot ($)	85.82	86.50	92.98	109.67
Leased percentage as of 6/30/07	20.08%
Total:
Square feet	32,221	32,602	30,038	24,667
Total expected investment ($)	2,372,700	2,384,938	2,190,389	1,979,442
Cost per square foot ($)	73.65	73.16	72.93	80.26
Leased percentage as of 6/30/07	19.73%

Construction in Progress (C):
North America ($)	264,984	250,958	256,310	224,904
Europe ($)	486,679	413,882	389,452	366,786
Asia ($)	335,470	356,773	319,080	320,157

Total Construction in Progress ($)	1,087,133	1,021,613	964,842	911,847

COMMENTS (square feet in thousands)

(A)	Includes ProLogis’ development activity on industrial distribution and retail properties.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for land, retail and industrial distribution properties development.
Supplemental Information Page 18a

ProLogis
Second Quarter 2007
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures (A)
(in thousands, except for costs per square foot and percentages)

	June 30,	March 31,	December 31,	September 30,
	2007	2007	2006	2006

Development Starts:
North America (B):
Square feet	947	360	—	—
Total expected investment ($)	31,630	17,315	—	—
Cost per square foot ($)	33.40	48.10	—	—
Europe (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Asia (B):
Square feet	—	—	273	—
Total expected investment ($)	—	—	12,617	—
Cost per square foot ($)	—	—	46.22	—
Total:
Square feet	947	360	273	—
Total expected investment ($)	31,630	17,315	12,617	—
Cost per square foot ($)	33.40	48.10	46.22	—

Development Completions:
North America (B):
Square feet	—	—	—	—
Total expected investment ($)	—	—	—	—
Cost per square foot ($)	—	—	—	—
Leased percentage at completion (C)	—	—	—	—
Leased percentage as of 6/30/07	—	—	—	—
Asia (B):
Square feet	—	—	802	443
Total expected investment ($)	—	—	27,078	33,586
Cost per square foot ($)	—	—	33.76	75.81
Leased percentage at completion (C)	—	—	100.00%	46.71%
Leased percentage as of 6/30/07	—	—	100.00%	95.15%
Total:
Square feet	—	—	802	443
Total expected investment ($)	—	—	27,078	33,586
Cost per square foot ($)	—	—	33.76	75.81
Leased percentage at completion (C)	—	—	100.00%	46.71%
Leased percentage as of 6/30/07	—	—	100.00%	95.15%

Under Development as of End of Period:
North America (B):
Square feet	1,307	360	—	—
Total expected investment ($)	48,945	17,315	—	—
Cost per square foot ($)	37.45	48.10	—	—
Leased percentage as of 6/30/07	0.00%
Europe (B):
Square feet	—	150	150	150
Total expected investment ($)	—	7,273	7,273	7,273
Cost per square foot ($)	—	48.49	48.49	48.49
Leased percentage as of 6/30/07	—
Asia (B):
Square feet	359	359	352	1,064
Total expected investment ($)	15,731	15,536	15,326	44,866
Cost per square foot ($)	43.82	43.28	43.54	42.17
Leased percentage as of 6/30/07	30.34%
Total:
Square feet	1,666	869	502	1,214
Total expected investment ($)	64,676	40,124	22,599	52,139
Cost per square foot ($)	38.82	46.17	45.02	42.95
Leased percentage as of 6/30/07	6.53%
COMMENTS

(A)	Includes only industrial properties owned by CDFS joint ventures.

(B)	Represents 100% of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have a weighted average ownership interest of 50%.

(C)	Represents the leased percentage as of the end of the quarter in which the development was completed.
Supplemental Information Page 18b

ProLogis
Second Quarter 2007
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of June 30, 2007

		Principal Maturities
		of Direct Debt
Principal Outstanding		(excluding lines of credit and assessment bonds)

Direct Debt:
Senior notes:
7.25% Notes due 2007	135,000	2007	170,948
Floating Rate Yen Notes due 2007	7,294	2008	711,904
7.10% Notes due 2008	250,000	2009	967,033
7.95% Notes due 2008	25,000	2010	560,373
Floating Rate Notes due 2009	250,000	2011	520,467
7.30% Notes due 2009	25,000	2012	757,670
7.875% Notes due 2009	18,750	2013	375,170
8.72% Notes due 2009	37,500	2014	64,661
5.25% Notes due 2010	500,000	2015	554,856
4.375% Euro Notes due 2011	468,895	2016	1,132,753
5.50% Notes due 2012	450,000	Thereafter	1,517,655
5.50% Notes due 2013	300,000	Add: premium, net	23,453

5.625% Notes due 2015	400,000		$7,356,943

7.81% Notes due 2015	100,000
9.34% Notes due 2015	50,000
5.625% Notes due 2016	550,000
5.75% Notes due 2016	400,000
8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less: discount	(11,470)

Total senior notes	4,105,969

Other unsecured debt - floating rate due 2009	613,064
Convertible senior notes - 2.25% due 2037	1,228,537
Fixed rate secured debt	1,409,373
Assessment bonds	32,968
Lines of credit (see Page 20)	2,173,242

Total direct debt	9,563,153

Our share of third party debt of unconsolidated investees:
Property funds (see Page 11)	1,745,225
CDFS joint ventures	204,037
Other unconsolidated investees	43,076

	1,992,338

Total	$11,555,491

Market Capitalization as of June 30, 2007

		Market
	Shares	Price at
	or Equivalents	June 30,	Market Value
	Outstanding	2007	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$59.90	$119,800
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$24.79	123,950
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$24.69	123,450

	12,000		367,200

Common Shares	256,880	$56.90	14,616,472
Convertible limited partnership units (5,010 units)	5,011	$56.90	285,126

	261,891		14,901,598

Total equity			15,268,798
Total debt (including our share of third party debt of unconsolidated investees)			11,555,491

Total market capitalization (including our share of third party debt of unconsolidated investees)			$26,824,289

Supplemental Information Page 19

ProLogis
Second Quarter 2007
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	June 30,	Remaining		Average
	Commitment	2007	Capacity		Interest Rate (A)

Global Line (B)	$3,464,152	$2,135,860	$1,328,292	(D)	3.48%
Other (C)	69,766	37,382	32,384	(E)	6.55%

	$3,533,918	$2,173,242	$1,360,676		3.53%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
	% of Debt	Interest Rate (A)	(in years) (F)

Lines of credit	22.72%	3.53%	n/a
Senior notes	42.93%	5.81%	5.4
Other unsecured debt	6.41%	5.28%	2.6
Convertible senior notes	12.85%	2.25%	4.8
Secured debt	14.74%	6.52%	5.7
Assessment bonds	0.35%	3.72%	8.9

Total direct debt	100.00%	4.90%	5.1
Financial Ratios

	Six Months Ended	Year Ended
	June 30, 2007	December 31, 2006

Interest coverage ratio (G)	4.9	4.4
Fixed charge coverage ratio (H)	4.5	4.0
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 19)	56.2%	55.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 19)	43.1%	38.7%
COMMENTS

(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at June 30, 2007.

(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies. Funds may be drawn in U.S. dollar, euro, Japanese yen, British pounds sterling, Chinese renminbi, South Korean won and Canadian dollar. Based on our public debt ratings, interest on the borrowings under the Global Line accrues at a variable rate based upon the interbank offered rate or other applicable rate in each respective jurisdiction in which the borrowings are outstanding. The Global Line matures in October 2009, excluding a 12-month extension at our option for all currencies except the renminbi, which matures in May 2009.

(C)	This facility represents a total commitment of 35 million British pounds sterling. As of June 30, 2007, our outstanding loan balance along with our letters of credit, temporarily exceed our total commitment. This overdraft was approved by the lending bank and repaid in July 2007.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $93.4 million at June 30, 2007.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $35.5 million at June 30, 2007.

(F)	Calculated through final maturity for debt outstanding at June 30, 2007, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after March 2012 and, in limited circumstances, before then.

(G)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(H)	Calculated as FFO as defined on Pages 3a and 3b before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 20

ProLogis
Second Quarter 2007
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Direct Owned and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%	Europe	%

United States		Mexico

Atlanta	4.50	Guadalajara	0.10	Belgium	0.26
Austin	0.59	Juarez	0.39	Czech Republic	0.95
Baltimore	0.80	Mexico City	0.79	France	6.54
Central Valley (California)	1.39	Monterrey	0.47	Germany	1.32
Charlotte	1.65	Reynosa	0.73	Hungary	0.81
Chicago	5.42	Tijuana	0.35	Italy	1.82

Cincinnati	1.87			Netherlands	1.48
Columbus	3.01	Total Mexico	2.83%	Poland	2.99

Dallas/Fort Worth	5.21			Romania	0.14
Denver	1.60			Spain	0.81
El Paso	0.91	Canada		Slovakia	0.32

Greenville	0.65	Toronto	0.24%	Sweden	0.42
Houston	2.45			United Kingdom	3.54

I-81 Corridor (E. Pennsylvania)	3.60
Indianapolis	2.51	Total North America	71.46%	Total Europe	21.40%

Inland Empire (Southern California)	6.43
Las Vegas	0.67
Los Angeles	3.28			Asia	%
Louisville	1.14
Memphis	2.11			China	1.80
Nashville	1.30			Japan	5.25
New Jersey	4.54			Korea	0.05
Orlando	0.74			Singapore	0.04

Phoenix	0.86			Total Asia	7.14%

Portland	0.82
Reno	1.09
Salt Lake City	0.54
San Antonio	1.77
San Francisco-East Bay	1.35
San Francisco-South Bay	1.43
Seattle	0.28
South Florida	1.23
St. Louis	0.70
Tampa	0.97
Washington D.C.	0.87
other non-target	0.11

Total United States	68.39%

Supplemental Information Page 21